UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 23, 2010

METROPOLITAN HEALTH NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-28456	65-0635748
(Commission file number)	(I.R.S. Employer Identification No.)

250 Australian Avenue, Suite 400
West Palm Beach, FL 33401
            (Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Over the course of the last several months, certain large shareholders of the Company informed the Board of its opinion that the Board should retain Mr. Michael Earley as Chief Executive Officer and reconstitute the Board.  After consideration of such information, the independent directors have expressed their views that they did not believe these actions to be in the best interests of our shareholders as a whole and, accordingly, these large shareholders submitted to the Company an alternative slate of directors. The independent directors have further expressed the view that they do not believe that it is in the shareholders’ best interests to engage in a proxy contest with the shareholders seeking to make the changes described above.  Accordingly, Mr. David Florman, Mr. Eric Haskell, Mr. Karl Sachs, Mr. Robert Shields and Mr. Barry Zeman (collectively, the “Prior Directors”) resigned as members of the Board of Directors effective as of 5:00 P.M. on April 23, 2010.  None of the Prior Director’s resignations are due to any form of disagreement with our operations, policies or practices.

Shortly thereafter, Mr. Earley, the sole remaining director, appointed each of Mr. Michael Cahr, Mr. Richard Franco, Mr. Casey Gunnell, Mr. Arthur Kowaloff, Mr. Mark Stolper and Mr. John Watts, Jr. (collectively, the “New Directors”) to fill the vacancies created by the resignation of the Prior Directors as well as the vacancy created by the previous resignation of Dr. Martin Harrison in March 2010.

In accordance with our Bylaws, each of the New Directors is expected to serve until the 2010 annual meeting of shareholders, which we anticipate will be held in July 2010.  We further anticipate that at the 2010 annual meeting we will nominate each of the New Directors as well as Mr. Earley for election to serve on the Board until the 2011 annual meeting of shareholders and until his successor shall have been duly elected and qualified, or until his prior death, resignation or removal.

Listed below are the biographies of each of the New Directors.

Michael Cahr, age 70, has been a general partner at Focus Equity Partners, a private equity investment and management firm that acquires middle-market companies and assists them in reaching their performance potential, since 2003. Mr. Cahr has more than 30 years of experience as a venture capitalist, CEO and director of public and private companies. From September 2004 to June 2006, Mr. Cahr served as CEO of one of Focus Equity’s investments, C&M Pharmacy, a Glenview, Illinois, specialty pharmacy company, and engineered the sale of the company to Walgreen Co. Since October 2006, Mr. Cahr has acted as a board member and advisor to another Focus investment, Business Only Broadband (BOB), a premier provider of carrier-class, fixed wireless primary and co-primary data network solutions for the business sectors in Chicago and the New York metropolitan area. Prior to joining Focus, from 2001 to 2003, Mr. Cahr was president of Saxony Consultants, a provider of financial and marketing expertise, and from 1994 to 1999 served variously as president, CEO and chairman of publicly held Allscripts, Inc., the leading developer of hand-held devices that provide physicians with real-time access to health, drug and other critical medical information. Prior to Allscripts, from 1987 to 1994, Mr. Cahr was venture group manager for Allstate Venture Capital where he oversaw domestic and international investments in technology, healthcare services, biotech and medical services. Since January 2009, Mr. Cahr has served as a director of MakeMusic, Inc., a NASDAQ-listed provider of music education technology.  He also has served since September 2002 as a director of PacificHealth Laboratories, an OTCBB traded nutritional products firm that develops and commercializes functionally unique nutritional products. Mr. Cahr was also a director of Lifecell Corporation from 1989 to 2007 where he served as the chairman of the audit committee.

Richard A. Franco, Sr., age 68, has served as CEO and as a member of the Board of Directors of DARA BioSciences, Inc., a NASDAQ-listed biopharmaceutical development company, since January 2009 and as Chairman and President of DARA BioSciences since February 2009. Previously, Mr. Franco served as DARA’s Chairman of the Board from October 2007 until March 2008, as President and CEO from January 1, 2007 until March 2008 and as President and a member of the board of directors from 2005 until March 2008. Mr. Franco has been a leader in the pharmaceutical and medical industry for more than 35 years. Prior to joining DARA Biosciences, Mr. Franco co-founded LipoScience, Inc., a private medical technology and diagnostics company, and served as president, CEO and chairman  of that company, from 1997 to 2002. Prior to founding LipoScience, Inc., Mr. Franco served as president, CEO and director of Trimeris, Inc., a NASDAQ-listed biopharmaceutical company, from 1994 to 1997. Mr. Franco was employed for more than a decade, from 1982 to 1994, with Glaxo Inc. (now GlaxoSmithKline), where he served as a member of the Executive Committee, vice president and general manager of Glaxo Dermatology and the Cerenex Division and vice president of Commercial Development and Marketing. Since May 2000, Mr. Franco has served as a director of Salix Pharmaceuticals, Ltd., a NASDAQ-listed specialty pharmaceutical company.  He also serves as Chapter  Director of the Research Triangle Chapter of the National Association of Corporate Directors (NACD). Previously, he served as a director of TriPath Imaging, EntreMed Inc and Tranzyme, Inc. Mr. Franco earned a Bachelor of Science degree in pharmacy from St. John’s University and did his graduate work in pharmaceutical marketing and management at Long Island University.

Casey Gunnell, age 63, has thirty-eight years of broad business experience in entrepreneurial, startup, troubled and rapid growth sales based companies. Since January 2009, he has serve as President and as a member of the Board of Directors of NeedleNurse, Inc., a privately owned startup medical device company which he co-founded.   Since December 2005, he has also served as a Managing Director of Cornerstone Management, LLC, a private firm providing advisory, interim staffing and project management solutions to distressed companies.  He has also served, since April 1998, as President of Gunnell Family Corp., a private firm focused on interim management solutions.  From May 2001 to May 2003, Mr. Gunnell served as interim CEO, President and as a director of Holiday RV Superstores, Inc. d/b/a/ Recreation USA, a NASDAQ-listed retailer of recreational vehicles and marine products.  He also served from May 2000 to May 2001 as COO and CFO of PNV, Inc., a NASDAQ-listed cable television, communications, broadband wireless, ISP and portal to the trucking industry.  Since April 2008, Mr. Gunnell has served as a member of the Board of Directors of Enable Holdings, Inc., an OTCBB-traded asset recovery solution provider.  Mr. Gunnell earned a Bachelor of Business Administration degree from Florida Atlantic University.

Arthur Kowaloff, age 63, served as a Managing Director of BNY Capital Markets, Inc from 1998 until his retirement in 2003. From 1991 to 1998, he was COO and Senior Managing Director of Patricof & Company Capital Corporation. Prior to that, Mr. Kowaloff was an attorney at the New York City firm of Willkie Farr & Gallagher, where he served as Senior Partner and Executive Committee Member and specialized in corporate and securities law and mergers and acquisitions. Mr. Kowaloff is currently President and Director of the PBP Foundation of New York, a Director of the Orange County Capital Development Corporation and a member of the Board of Directors of the Orange County Regional Medical Center. Mr. Kowaloff received a Bachelor of Arts degree. from Carleton College and holds a Juris Doctor degree from Yale Law School.  Since 2004, Mr. Kowaloff has served as a director of Sirona Dental Systems, Inc., a NASDAQ-listed manufacturer of high-quality, technologically advanced dental equipment.

Mark Stolper, age 38, has served as Executive Vice President and Chief Financial Officer of RadNet, Inc., a NASDAQ-listed company, since 2004.  RadNet is the largest owner and operator of medical diagnostic imaging centers in the United States. From 1999 to 2004, Mr. Stolper was a partner at Broadstream Capital Partners and West Coast Capital, Los Angeles-based investment and merchant banking firms focused on advising middle market companies engaged in financing and merger and acquisition transactions.  Mr. Stolper began his career in 1993 as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read.  From 1995 to 1998, Mr. Stolper was a Vice President at Archon Capital Partners, which made private equity investments in media and entertainment companies.  From 1998 to 1999, Mr. Stolper worked at Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales). Since May 2007, Mr. Stolper has served on the Board of Directors of CompuMed, Inc., a publicly-traded medical informatics and software company.  Mr. Stolper graduated magna cum laude from the University of Pennsylvania, received a finance degree from the Wharton School and earned a post-graduate award in Accounting from UCLA.

John Watts, Jr., age 50, has been a partner at John Watts Consulting, Inc. since January 2008, where he provides management consultation, market development services and health care system navigation support to start up and growth companies.  Prior to starting his consulting firm, Mr. Watts spent over 12 years at Wellpoint, Inc., one of the nation’s largest health insurers.  He served in numerous roles at Wellpoint during his tenure, including as President and CEO of Wellpoint’s commercial and consumer business from September 2006 through December 2007, as President and CEO of Anthem national accounts from December 2004 through September 2006 and as President and CEO of Blue Cross Blue Shield of Georgia from 2002 through 2004.  Since September 2009, Mr. Watts has served as a member of the Board of Directors at CareCentrix, a privately owned provider of home health benefits management services to the managed care industry.  He also served as Executive Chairman of Implantable Provider Group, a privately owned company providing implantable device management. from September 2008 through November 2009.

The Board of Directors, as reconstituted, has:

•
affirmatively determined that each of the New Directors, constituting a majority of our Board of Directors, are “independent” under the NYSE AMEX rules and has no relationship with us, except for serving as a member of our Board of Directors and holding our securities;

•	appointed Mr. Earley to serve as Chairman of the Board;

•	appointed Mr. Kowaloff to serve as Lead Independent Director;

•	appointed each of Mr. Gunnell, Mr. Stolper and Mr. Franco to serve as members of the Audit Committee of the Board of Directors;

•	appointed each of Mr. Cahr, Mr. Franco and Mr. Watts to serve as members of the Compensation Committee of the Board of Directors; and

•	appointed each of Mr. Watts, Mr. Gunnell and Mr. Kowaloff to serve as members of the Governance and Nominating Committee of the Board of Directors.

The Board of Directors, as reconstituted, has also decided to suspend our CEO search efforts.

There are no family relationships among our officers and the New Directors, nor are there any arrangements or understandings between any of our New Directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

We expect that in the coming weeks we will grant to each New Director stock options and restricted stock in an amount to be determined.  Each New Director will also be entitled to receive cash retainer and meeting fees for their service as Board members.

We have entered into agreements with each of the Prior Directors which contain general release and non-disparagement provisions in favor of both the Company and the subject Prior Director.  Each Prior Director was granted 16,829 restricted shares of common stock and options to purchase 8,414 shares of common stock in June 2009 which are scheduled to vest in June 2010.  We have agreed with each of the Prior Directors that, notwithstanding his resignation, these shares and options will vest as scheduled in June 2010 and the options will be exercisable for 90 days post-vesting.

Item 9.01     Financial Statements and Exhibits

(d)           Exhibits

99.1           Press Release dated April 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2010

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ Roberto L. Palenzuela
Roberto L. Palenzuela
Secretary and General Counsel